Exhibit 99.1

Black Diamond, Inc. Reports First Quarter 2017 Results

SALT LAKE CITY, Utah – May 8, 2017 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company”), a global leader of innovative active outdoor performance equipment and apparel, under the brand name Black Diamond®, reported financial results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Highlights vs. Same Year-Ago Quarter

•	Sales of $41.6 million, up 9%.

•	Gross margin up 90 basis points to 29.6%.

•	Selling, general and administrative expenses down 12% to $12.5 million.

•	Net loss was $1.5 million or $(0.05) per share, compared to a net loss of $4.0 million or $(0.13) per share.

•	Adjusted net income before non-cash items increased to $0.5 million or $0.02 per share, compared to a loss of $2.2 million or $(0.07) per share.

First Quarter 2017 Financial Results

Sales in the first quarter of 2017 increased 9% to $41.6 million compared to $38.2 million in the same year-ago quarter. The increase was due to strong growth across each of the different product categories of climb, mountain, and ski. Sales were also up in every channel and geographic region. Foreign exchange had a minimal impact on the first quarter.

Gross margin increased 90 basis points to 29.6% compared to 28.7% in the year-ago quarter. The increase was primarily due to a favorable mix of higher margin products and retail channels.

Selling, general and administrative expenses in the first quarter decreased 12% to $12.5 million compared to $14.2 million in the year-ago quarter. The decline was due to the Company’s continued realization of savings from its restructuring plan implemented in 2015 to realign resources within the organization.

Net loss in the first quarter was $1.5 million or $(0.05) per diluted share, compared to a net loss of $4.0 million or $(0.13) per diluted share. Net loss in the first quarter of 2017 included $2.0 million of non-cash items and minimal restructuring charges compared to $1.2 million of non-cash items, $0.5 million in restructuring costs and $0.1 million in transaction costs in the first quarter of 2016.

Adjusted net income, which excludes the non-cash items and restructuring charges, was $0.5 million or $0.02 per diluted share, compared to an adjusted net loss of $2.2 million or $(0.07) per diluted share in the first quarter of 2016.

Adjusted EBITDA was $0.6 million compared to $(2.4) million in the first quarter of 2016, with the increase primarily due to the aforementioned sales and gross margin improvements and prudent expense management.

At March 31, 2017, cash and cash equivalents totaled $73.6 million compared to $94.7 million at December 31, 2016. During the first quarter, the Company paid down its debt in full compared to total debt of $21.9 million at the end of 2016. Stockholders’ equity was $159.3 million or approximately $5.31 per share based on approximately 30.0 million shares of the Company’s common stock outstanding as of March 31, 2017.

Management Commentary

“Our first quarter was the first clear sign that the steps we have taken to better serve our core customers are creating momentum, all while continuing to drive innovation in current and adjacent product categories,” said John Walbrecht, president of Black Diamond Equipment. “We grew in all of our primary product categories and across all major markets, which was a key goal and a significant accomplishment in the current environment. This broad-based growth was made possible by our ability to better satisfy demand, which is a credit to the improvements we have made in our supply chain for 2017. We also began to make incremental investments back into the brand via enhanced R&D resources, while also furthering the development of our e-commerce platform.

“We believe our first quarter’s results underscore the growing confidence our retail partners have in our strategy to refocus on the core components of the Black Diamond brand and underlying business. We expect the momentum we are experiencing from these early positive results to continue in 2017 as we further our renewed focus on strengthening the Black Diamond brand.”

Reaffirmed 2017 Outlook

The Company continues to anticipate its fiscal year 2017 sales to grow between 3%-7% to approximately $153 to $158 million compared to $148.2 million in 2016. On a constant currency basis, the Company expects sales to range between $154 to $159 million, or up 4%-7% compared to 2016.

The Company continues to expect gross margin in fiscal 2017 to increase approximately 300 to 400 basis points and range between 32.5%-33.5% compared to 29.5% in 2016.

The Company also continues to expect selling, general and administrative costs, including approximately $4.5 million of cash corporate overhead expenditures, to be approximately $50.5 million compared to $49.9 million in 2016. The Company expects approximately $2.5 million in capital expenditures in 2017.

Redeployment and Diversification Strategy

On November 9, 2015, the Company announced that it is seeking to redeploy its significant cash and cash equivalent balances. The Company expects to invest in high-quality, durable, cash flow-producing assets potentially unrelated to the outdoor industry in order to diversify its business and potentially monetize its substantial net operating losses. The Company intends to focus its search primarily in the United States, while also evaluating international investment opportunities should it find such opportunities attractive.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $172 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the the Internal Revenue Code of 1986, as amended. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its first quarter 2017 results.

Date: Monday, May 8, 2017

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-888-256-0990

International dial-in number: 1-913-981-5571

Conference ID: 5597392

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=123990 and via the investor relations section of the Company’s website at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 22, 2017.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 5597392

About Black Diamond, Inc.

The Company is a publicly-traded (NASDAQ:BDE) holding company which seeks opportunities to acquire and grow businesses that can generate durable free cash flows and attractive returns. The Company has substantial cash balances and net operating tax loss carryforwards which it is seeking to redeploy to maximize shareholder value in a diverse array of businesses. Currently, Black Diamond Equipment, Ltd. is its only operating subsidiary. Black Diamond Equipment, Ltd. is a manufacturer of active outdoor equipment and clothing for the climbing, skiing and mountain sports markets. For additional information, please visit our corporate website at www.blackdiamond-inc.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, and (ii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) net income (loss) before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) before non-cash items and related income (loss) per diluted share, and (ii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its reformation and growth strategy, including its ability to organically grow each of its historical product lines, the ability of the Company to identify potential acquisition or investment opportunities as part of its redeployment and diversification strategy; the Company’s ability to successfully redeploy its capital into diversifying assets or that any such redeployment will result in the Company’s future profitability; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Aaron Kuehne

Chief Administrative Officer and

Chief Financial Officer

Tel 1-801-993-1364

aaron.kuehne@bdel.com

or

Radhika Ray

VP of Strategy & Investor Relations

Tel 1-646-290-0805

radhika.ray@bdel.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	March 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$73,581	$94,738
Accounts receivable, less allowance for doubtful
accounts of $348 and $399, respectively	24,828	23,232
Inventories	43,526	45,410
Prepaid and other current assets	3,013	3,480
Income tax receivable	33	85
Total current assets	144,981	166,945

Property and equipment, net	10,898	11,055
Other intangible assets, net	9,539	9,769
Indefinite lived intangible assets	22,581	22,541
Other long-term assets	32	147
Total assets	$188,031	$210,457

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$18,621	$17,740
Income tax payable	1,111	969
Current portion of long-term debt	-	21,898
Total current liabilities	19,732	40,607

Deferred income taxes	8,914	8,966
Other long-term liabilities	76	76
Total liabilities	28,722	49,649

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized; 32,888 and 32,888 issued and 30,013 and 30,016 outstanding, respectively	3	3
Additional paid in capital	483,958	483,925
Accumulated deficit	(311,172)	(309,717)
Treasury stock, at cost	(12,412)	(12,398)
Accumulated other comprehensive loss	(1,068)	(1,005)
Total stockholders' equity	159,309	160,808
Total liabilities and stockholders' equity	$188,031	$210,457

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2017	March 31, 2016

Sales
Domestic sales	$21,337	$19,617
International sales	20,219	18,590
Total sales	41,556	38,207

Cost of goods sold	29,256	27,253
Gross profit	12,300	10,954

Operating expenses
Selling, general and administrative	12,535	14,229
Restructuring charge	41	462
Transaction costs	-	136

Total operating expenses	12,576	14,827

Operating loss	(276)	(3,873)

Other (expense) income
Interest expense, net	(983)	(714)
Other, net	14	436

Total other expense, net	(969)	(278)

Loss before income tax	(1,245)	(4,151)
Income tax expense (benefit)	210	(138)
Net loss	$(1,455)	$(4,013)

Net loss per share:
Basic	$(0.05)	$(0.13)
Diluted	(0.05)	(0.13)

Weighted average shares outstanding:
Basic	30,015	30,899
Diluted	30,015	30,899

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS TO NET INCOME (LOSS) BEFORE NON-CASH ITEMS, ADJUSTED

NET INCOME (LOSS) BEFORE NON-CASH ITEMS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	March 31, 2017	Share	March 31, 2016	Share

Net loss	$(1,455)	$(0.05)	$(4,013)	$(0.13)

Amortization of intangibles	266	0.01	269	0.01
Depreciation	558	0.02	618	0.02
Accretion of note discount	833	0.03	437	0.01
Stock-based compensation	33	0.00	36	0.00
Gain from removal of accumulated translation adjustment	(20)	(0.00)	(22)	(0.00)
Income tax expense (benefit)	210	0.01	(138)	(0.00)
Cash received for income taxes	53	0.00	16	0.00

Net income (loss) before non-cash items	$478	$0.02	$(2,797)	$(0.09)

Restructuring charge	41	0.00	462	0.01
Transaction costs	-	-	136	0.00
State cash taxes on adjustments	(2)	(0.00)	(26)	(0.00)
AMT cash taxes on adjustments	(1)	(0.00)	(11)	(0.00)

Adjusted net income (loss) before non-cash items	$516	$0.02	$(2,236)	$(0.07)

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND

AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	March 31, 2017	March 31, 2016

Net loss	$(1,455)	$(4,013)

Income tax expense (benefit)	210	(138)
Other, net	(14)	(436)
Interest expense, net	983	714

Operating loss	(276)	(3,873)

Depreciation	558	618
Amortization of intangibles	266	269

EBITDA	$548	$(2,986)

Restructuring charge	41	462
Transaction costs	-	136
Stock-based compensation	33	36

Adjusted EBITDA	$622	$(2,352)

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